Exhibit 10.1

INDEPENDENT CONSULTANT AGREEMENT

This Agreement is made and entered into this 3rd day of August, 2017, by and between Joseph C. Bencivenga ("Consultant"), an individual, and MedAmerica Properties Inc., a Delaware corporation (the “Company”), with its principal place of business at Boca Center, Tower 1, 5200 Town Center Circle, Suite 550, Boca Raton, Florida 33486.

RECITALS

WHEREAS, Consultant desires to perform certain consulting services for the Company, and the Company desires to retain Consultant for such consulting services, according to the terms set forth below;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties, intending to be legally bound, agree as follows:

1.       Services. Consultant agrees to provide professional consulting services to the Company, fulfilling the duties as President of the Company, (the “Services”) as and when the Company reasonably requests such services from Consultant. The scope of the Services can only be amended in a writing signed by the parties. The Company shall use reasonable efforts to support Consultant’s performance of the Services.

2.       Independent Contractor Relationship. Consultant will be an independent contractor and not an employee of the Company or any affiliate of the Company. The Consultant will not be eligible for any employee benefits, nor will the Company make deductions from any payments made to the Consultant for any taxes, all of which will be the Consultant’s responsibility. Consultant agrees, as an independent contractor, that he is not entitled to unemployment benefits in the event this Agreement terminates, or workers’ compensation benefits in the event that Consultant is injured in any manner while performing obligations under this Agreement. Consultant will be solely responsible to pay any and all local, municipal, state, and/or federal income, social security, unemployment taxes for Consultant and workers’ compensation coverage.

Consultant will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the authorization of the management committee of the Company.

3.       Consulting Fees; Billing and Payment. The Company shall pay Consultant a consulting fee at a rate of $5,000 per month for the performance of the Services. Consultant shall invoice the Company on a monthly basis with respect to expenses for the prior month. The Company shall also reimburse Consultant for all of his actual, documented expenses which have been pre-approved in writing by the Company. Undisputed monetary compensation shall be due net 30 days from the date of receipt by the Company of Consultant’s invoice. In addition, the Company will pay to Consultant the sum of up to $15,000 per year for Consultant’s purchase of health related benefits. Such sum shall be paid on a monthly basis.

4.       Tax Treatment. Consultant and the Company agree that the Company will treat Consultant as an independent contractor for purposes of all tax laws (local, municipal, state and federal) and file any required forms consistent with that status.

5.       No Employee Benefits. Consultant acknowledges and agrees that neither he nor anyone acting on his behalf shall receive any benefits of any kind from the Company. Consultant (and Consultant's agents and subcontractors) are excluded from participating in any fringe benefit plans or programs as a result of the performance of services under this Agreement, without regard to Consultant's independent contractor status. In addition, Consultant (and Consultant's agents and contractors) waive any and all rights, if any, to participation in any of the Company's fringe benefit plans or programs including, but not limited to, health, sickness, accident or dental coverage, life insurance, disability benefits, severance, accidental death and dismemberment coverage, unemployment insurance coverage, workers’ compensation coverage, and pension or 401(k) benefits, if any, provided by the Company to its employees.

6.       Expenses and Liabilities. Consultant shall comply at his own expense with all federal, state, municipal and local laws, including but not limited to the maintenance in good standing of any and all business license fees required by law with respect to the performance of consulting services. The Company reserves the right, on reasonable notice, to request proof of compliance with the requirements of this paragraph.

7.       No Present or Future Employment Promises. Consultant acknowledges and understands that the Company makes no promise of present or future employment with it or any of its affiliates, or any promise regarding the renewal or extension of this Agreement, or future agreements.

8.       Limitation of Liability; Indemnification. Consultant shall indemnify and hold harmless the Company, its agents, members, managers and employees, from and against any and all claims, losses, actions, damages, expenses and all other liabilities, including but not limited to reasonable attorneys' fees, arising out of or resulting from the negligence or willful acts or omissions of the Consultant, his agents or contractors; provided that Consultant’s obligations hereunder shall not exceed the aggregate amount of fees received by Consultant hereunder.

9.       Severability. In the event any provision of this Agreement shall be adjudged invalid or unenforceable, such adjudication shall not affect the other provisions of this Agreement, which shall remain in full force and effect. In the event the Company is entitled to damages for a breach of this Agreement or any other agreement between the Company and the undersigned, or with respect to any other matter arising out of the engagement of the undersigned by the Company, the Company shall be entitled to offset such damages or claims against amounts due and owing from the Company to Consultant.

10.     Conflicts of Interest. Consultant represents and warrants to the Company as follows: (i) he has not entered into any contract or agreement, or executed any document whatsoever, with any other person, firm, association, corporation or educational institution that will in any manner prevent him from: (a) giving the Company the benefit of services contracted for under this Agreement; and (b) performing any other provision of this Agreement; (ii) he will not enter into any such contract or agreement, or execute any such document, which will create a conflict of interest or which will prevent him from freely performing any of the provisions of this Agreement; and (iii) he will not knowingly incorporate confidential information of any person or entity not a party to this Agreement into any materials furnished to the Company hereunder without prior written notice to and consent from the Company. Moreover, Consultant will not circumvent or by-pass the Company, whether directly or indirectly, with respect to a transaction involving any of the target companies that the Company is evaluating without the prior written consent of the Company.

11.     Changes. This Agreement shall not be changed, modified, supplemented or amended except by express written agreement signed by Consultant and the Company.

12.     Term. The beginning date of this Agreement will be effective as of August 8, 2017 and shall continue on a month to month basis. This Agreement may be terminated at any time by either party upon thirty (30) days prior written notice.

13.     No Waiver. The failure of either party to execute a right or to require performance by the other party of any part of this Agreement shall not affect the full right to exercise such right or to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision of this Agreement constitute a waiver of any later breach of the same or any other provision.

14.     Assignment. This Agreement shall not be assignable by Consultant, but may be assigned by the Company to one of its affiliates or successors in interest.

15.     Complete Agreement. This Agreement is the complete and exclusive statement of the Agreement between the parties and supersedes any and all prior or contemporaneous representations, communications and contractual agreements relating to the subject matter of this Agreement, whether written or oral.

16.     Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to the conflict of laws provisions thereof.

17. The Company will also provide Consultant with incentive compensation consisting of ¾ of 1% of any new equity capital raised for the Company and its subsidiaries with the direct assistance of consultant Such incentive compensation shall be paid to Consultant at the time of closing of such equity transaction.

18. The company intends to issue stock options of MedAmerica Inc. to Consultant at a price and in an amount to be determined at the sole discretion of the Company.

[the remainder of this page was intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement by their authorized representative as of the date and year first set forth above.

MedAmerica PROPERTIES Inc.

/s/ Joseph C. Bencivenga	By: /s/ Gary O. Marino
Joseph C. Bencivenga	Gary O. Marino, Chairman

By the signature above, Consultant acknowledges and warrants that prior to signing, Consultant has read this Agreement in its entirety and was afforded the opportunity to have the Agreement reviewed by legal counsel.

Page 4 of 4